UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

FHT Future Technology Limited
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

___________________________________________

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

A1#303, Hang Kong Gudi Plaza, Huli District,

Xiamen City, Fujian Province, PRC

+86-18350283270.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company

50 West Liberty Street Suite 880, Reno, NV 89501, USA.

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2020 FHT Future Technology Limited.’s wholly owned subsidiary Xiamen Zhenghe Xing Neng Digital Technology Co Limited entered into a Digital Analysis Services Agreement with an independent third party, namely Wise & Newlife Pte Ltd.

As per the terms of the agreement, the subsidiary will provide digital analysis and technical services via SHA256 to Wise & Newlife Pte Ltd. The contract amount is USD$500,000 and service period is from September 30, 2020 to August 31, 2021.

The Board believes that the Digital Analysis Service Agreement will provide the Group with the opportunity to leverage on its extensive experience in China Digital business. The Board also believes that it could expand the Group’s business scope, broaden income sources and enhance its financial performance, as well as in the interests of the Company and its shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FHT Future Technology LTD

Date: October 6, 2020	By:	/s/ Wenji Li
Wenji, Li
Director/CEO

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